Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 16th day of February, 2021.

Enfield Investments Holdings Limited

By:	/s/	Myrianthi Tsielepi
Name:		Myrianthi Tsielepi
Title:		Director

LBB Foundation

By:		LBB Management LLP, Member of the foundation council

By:	/s/	Leonid Boguslavskiy
Name:		Leonid Boguslavskiy
Title:		Founding Member

Leonid Boguslavskiy

By:	/s/	Leonid Boguslavskiy
Name:		Leonid Boguslavskiy
Title:		Self